UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5:03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2014, EnerJex Resources, Inc. (the "Company") filed an Amended and Restated Certificate of Designation (the "Restated Certificate") with the Secretary of State of Nevada in connection with the Company's initial public offering of its 10% Series A Cumulative Perpetual Redeemable Preferred Stock (the "Series A Preferred Shares") effected pursuant to the Company's Registration Statement on Form S-1 (File No. 333-193976), as amended (the "Registration Statement"). The Company's board of directors and majority stockholder previously approved the Restated Certificate, a copy of which was previously filed as exhibit 4.6 to the Registration Statement.

The Restated Certificate amends and restates the Certificate of Designation, among other things: (i) authorizing 2,000,000 Series A Preferred Shares; (ii) entitling holders to receive cumulative dividends at a rate per annum equal to the stated rate of 10% per annum of the $25.00 per share liquidation preference; (iii) providing that the Series A Preferred Shares shall not be redeemable by the Company except on or after June 16, 2017, or a Change of Control of the Company; (iv) providing that the Series A Preferred Shares shall not have any relative, participating, option or other voting rights or powers; and (v) the Series A Preferred Shares shall not be convertible into our common stock.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, copy of which is filed as Exhibit 3.1 hereto, and incorporated herein by reference.

Item 8:01 Other Events.

On June 20, 2014, the Company issued a press release announcing the closing of the offer and sale of its Series A Preferred Shares. A copy of such press release appears as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

3.1	Amended and Restated Certificate of Designation of Registrant.
99.1	Press release dated June 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

Date: June 20, 2014	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President